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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 3, 2001, with respect to the financial statements of ntl (CWC Holdings) as of December 31, 2000 and for the seven months then ended included in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of NTL Communications Corp. for the registration of EURO 300,000,000 of its 12 3/8% Senior Notes due 2008.


                                                              /s/ ERNST & YOUNG
London, England
June 7, 2001